Exhibit 10(xi)(a)
The Black & Decker Corporation 2004 Restricted Stock Plan
1. Purpose
     The purpose of The Black & Decker Corporation 2004 Restricted Stock Plan is to attract and retain executives and key employees of The Black & Decker Corporation (the “Corporation”) and its subsidiaries, to motivate those employees to put forth maximum efforts for the long-term success of the business, to encourage ownership of the Corporation’s stock by them, and to further align the interests of executives and key employees with those of the Corporation’s stockholders.
2. Definitions
     The following definitions are applicable to the Plan.
     a. “Award” means an award of Restricted Shares under the Plan.
     b. “Board of Directors” means the Board of Directors of the Corporation.
     c. “Change in Control of the Corporation” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (i) or (iv)) whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; or (iv) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation or entity, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after the merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

     d. “Committee” means a committee consisting of designated members of the Board of Directors who are not full-time employees of the Corporation. The Compensation Committee of the Board of Directors shall serve as the Committee until further action of the Board of Directors.
     e. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     f. “Participant” means the recipient of an Award who has entered into a Restricted Share Agreement with the Corporation.
     g. “Plan” means The Black & Decker Corporation 2004 Restricted Stock Plan as originally approved by the stockholders of the Corporation on April 27, 2004, as it may be amended from time to time.
     h. “Restricted Share” means a share of Stock awarded under the Plan that is subject to a risk of forfeiture or other restrictions that will lapse upon the occurrence of events enumerated in the Plan.
     i. “Restricted Share Agreement” means the agreement between the Corporation and the recipient of Restricted Shares that contains the terms, conditions, and restrictions pertaining to the Restricted Shares.
     j. “Stock” means the shares of Common Stock, par value $.50 per share, of the Corporation.
     k. “Subsidiary” means any business entity in which the Corporation, directly or indirectly, owns 50 percent or more of the total combined voting power of all classes of stock or other equity interests.
3. Operation and Administration
     a. The Plan shall become effective upon approval by the stockholders of the Corporation prior to May 1, 2004, and shall be administered by the Committee.
     b. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.
     c. The Committee shall from time to time designate those executives and employees who, in its opinion, should receive Awards and the number of Restricted Shares subject to each Award.
     d. An Award shall become effective only upon the execution of a Restricted Share Agreement between the Corporation and the recipient of the Award.
     e. All Awards under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.
     f. The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for any action taken or determination made, in good faith, in respect of the Plan.

     g. The Committee may impose such other terms and conditions, not inconsistent with the terms of the Plan, as it deems advisable, including, without limitation, restrictions and requirements relating to the shares of Stock acquired under the Plan.
     h. Notwithstanding any other provisions of the Plan, the Corporation shall have no obligation to deliver any shares of Stock under the Plan or make any other distribution or benefit under the Plan unless the delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act of 1933 or the Exchange Act).
4. Participation in the Plan
     a. Participation in the Plan shall be limited to the executives and employees of the Corporation who shall be designated by the Committee.
     b. No member of the Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.
5. Stock Subject to the Plan
     a. There are reserved for the granting of Awards pursuant to the Plan, and for issuance pursuant to such Awards, 1,000,000 shares of Stock. If any shares of Stock as to which an Award has been made are canceled, forfeited, otherwise cease to be subject to the Award prior to vesting of the Award in the recipient, or delivered for payment of withholding taxes, the shares shall be available for issuance in connection with Awards made pursuant to the Plan.
     b. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind, and price of shares covered by Awards made pursuant to the Plan. Any adjustments made by the Committee shall be final, binding, and conclusive.
6. Terms and Conditions of Restricted Share Awards
     a. Each Award shall be evidenced by a Restricted Share Agreement between the recipient and the Corporation in a form approved by the Committee. The Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms imposed by the Committee that are not inconsistent with the Plan.
     b. Restricted Shares may be awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, past services, or future services. Unless otherwise specified by the Committee in the Restricted Share Agreement, the consideration for the Restricted Shares shall be the continuation of the Participant as an employee of the Corporation or its Subsidiaries for the duration of the restricted period.
     c. Each Restricted Share Agreement shall provide that all Restricted Shares subject to the Agreement shall become fully vested if a Change in Control of the Corporation occurs or the Participant dies or becomes totally disabled while in the employ of the Corporation or its Subsidiaries.

     d. Except as provided in paragraph f of this section 6, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights with respect to the Restricted Shares as a holder of unrestricted shares of the Corporation has with respect to those shares.
     e. When an award of Restricted Shares is granted hereunder, the Corporation shall issue a certificate or certificates in respect of such Restricted Shares registered in the name of the recipient. The recipient shall deposit the certificate or certificates with the Corporate Secretary, together with a duly executed stock power, to be held by the Corporate Secretary until (1) the Restricted Shares represented are no longer restricted and all applicable withholding taxes have been paid to the Corporation or (2) the Restricted Shares represented are forfeited.
     f. Any Restricted Shares granted hereunder may not be assigned, granted, encumbered or transferred until the Restricted Shares become fully vested as provided in the applicable Restricted Share Agreement.
7. Cancellation and Rescission of Awards
     Unless the Restricted Share Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the participant is not in compliance with all applicable provisions of the applicable Restricted Share Agreement and the Plan, the participant voluntarily terminates employment by the Corporation without the Committee’s approval, or the participant engages in any conduct or act determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Corporation. All such Restricted Shares that are canceled or rescinded shall again be available for award under this Plan.
8. Amendments and Discontinuance of the Plan
     The Board of Directors, at any time and from time to time, may amend, modify, or discontinue the Plan provided that no such amendment, modification, or discontinuance of the Plan shall (a) revoke or alter the terms of any Award previously granted pursuant to the Plan, (b) increase the number of shares of Stock reserved for issuance under the Plan, or (c) extend the time that Awards may be made under the Plan beyond May 1, 2009.
9. Plan Subject to Governmental Laws and Regulations
     The Plan and the terms of the Awards made pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.
10. No Guarantee of Employment
     Nothing in the Plan, in any Award granted pursuant to the Plan, or in any Restricted Share Agreement shall be construed as a contract of employment between the Corporation and the recipient of an award, and selection of any person as a Participant will not give that person the right to continue in the employ of the Corporation, the right to continue to provide services to the

Corporation, or as a limitation of the right of the Corporation to discharge any participating employee or any other person at any time.
11. Exclusion From Retirement and Fringe Benefit Computations
     No portion of any Award under this Plan shall be taken into account as “wages,” “salary,” or “compensation” for any purpose, whether in determining eligibility, benefits, or otherwise, under (a) any pension, retirement, profit sharing, or other qualified or non-qualified plan of deferred compensation, (b) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or (c) any form of extraordinary pay including, but not limited to, bonuses, sick pay, and vacation pay.
12. Liability Limited; Indemnification
     a. To the maximum extent permitted by Maryland law, neither the Corporation, the Board of Directors, the Committee, nor any member of the Committee shall be liable for any action or determination made with respect to this Plan.
     b. In addition to such other rights of indemnification that they may have, the members of the Board of Directors and the Committee shall be indemnified by the Corporation to the maximum extent permitted by Maryland law against any and all liabilities and expenses incurred in connection with their service in such capacity.
     c. All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the most recent address contained in the records of the Corporation or to the Corporation at its principal office at 701 East Joppa Road, Towson, Maryland 21286.